As filed with the Securities and Exchange Commission on May 12, 2016

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Seabridge Gold Inc.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

106 Front Street East, Suite 400
Toronto, Ontario CANADA M5A 1E 1
(416) 367-9292
(Address of Registrant's principal executive offices)

AMENDED AND RESTATED 2008 STOCK OPTION PLAN
RESTRICTED SHARE UNIT PLAN
(Full title of the plans)

Corporation Service Company
1180 Sixth Avenue
New York, New York 10036
(212) 299-5656
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
The Commission is requested to send copies of allcommunications to:
C. Bruce Scott, Corporate Secretary	Bruce A. Rich, Esq.
Seabridge Gold Inc.	Carter Ledyard & Milburn LLP
106 Front Street East	2 Wall Street
Toronto, Ontario	New York, New York
M5A 1E1	10005
(416) 367-9292	(212) 732-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to	Offering	Aggregate	Amount of
	be	Price	Offering	Registration
Title of Securities to be Registered	Registered(1)	Per Share(2)	Price	Fee

Common Shares, no par value (3)	4,157,550	$ 12.81	$ 53,258,215.50	$ 5,363.10

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional common shares, no par value, that become issuable under the Registrant’s Amended And Restated 2008 Stock Option Plan and its Restricted Share Unit Plan (collectively, the “Plans”) by reason of any stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act by taking the average of the high and low sales prices per share of the common shares on the New York Stock Exchange on May 9, 2016.

(3)
Represents 3,718,250 common shares issuable upon exercise of options and awards previously granted under the Plans and 439,300 additional common shares reserved for issuance pursuant to exercise of options and awards that may be granted under the Plans in the future.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
EXPLANATORY NOTE

This registration statement contains two parts. The first part contains a “reoffer prospectus” prepared in accordance with the requirements of Part I of Form F-3 (as permitted by Section C.3. of the General Instructions to Form S-8). The reoffer prospectus is intended to be a combined prospectus under Rule 429 of the Securities Act to be used in connection with reoffers and resales of “control securities” (as defined in General Instruction C to Form S-8) by certain officers and directors of Seabridge Gold Inc. that they acquired or will acquire by reason of the exercise of options granted or to be granted to them under the Amended And Restated 2008 Stock Option Plan and grant of awards under the Restricted Share Unit Plan (collectively, the “Plans”). The inclusion of any individual in the selling shareholder table in the reoffer prospectus should not be deemed a determination or an admission by us that such individual is in fact an “affiliate” of us.

The second part contains information required to be included in this registration statement pursuant to Part II of Form S-8. Pursuant to the introductory note to Part I of Form S-8, the plans’ information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “SEC”).

REOFFER PROSPECTUS

This prospectus covers the offer and resale of up to 2,778,000 common shares, without par value, of Seabridge Gold Inc., a Canadian corporation, constituting “control securities” which may be offered and sold from time to time by certain of our officers and directors who have acquired or will acquire such common shares pursuant to the exercise of options granted under our Amended And Restated 2008 Stock Option Plan and grant of awards under our Restricted Share Unit Plan (collectively, the “Plans”).

These sales may be made on the New York Stock Exchange (“NYSE”) or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

We will not receive any of the proceeds from the sale of these common shares (except pursuant to an exercise of options to purchase common shares under the Amended And Restated 2008 Stock Option Plan).  We will bear all expenses of preparing this prospectus and the related registration statement.

Our common shares are quoted for trading on the NYSE under the symbol “SA.” On May 11, 2016, the closing sale price of our common shares on the NYSE was $13.55.

You should read this prospectus carefully before you invest. Investing in the common shares offered hereby involves significant risks. For more information, please see the section of this prospectus titled “Risk Factors,” in this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

The date of this prospectus is May 12, 2016.

TABLE OF CONTENTS

Prospectus Summary	1
Forward Looking Statements	2
Cautionary Note to United States Investors	4
Risk Factors	4
Use of Proceeds	7
Selling Shareholders	7
Plan of Distribution	9
Legal Matters	11
Experts	11
Where You Can Find More Information	12
Information Incorporated By Reference	12

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS PROSPECTUS, AS WELL AS ANY INFORMATION INCORPORATED BY REFERENCE, IS CURRENT ONLY AS OF THE DATE OF THIS PROSPECTUS OR THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE, AS APPLICABLE. OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following is only a summary of some of the information contained or incorporated by reference in this prospectus that we believe to be important. We have selected highlights of material aspects of our business to be included in this summary. We urge you to read this entire prospectus, including the information incorporated by reference herein before making an investment in our common shares. Investing in our common shares involves risks. You should carefully consider the information below referenced under the heading “Risk Factors,” in this prospectus and under that heading in our reports filed with the SEC from time to time. In this prospectus, the words “Company,” “we,” “our” and “us” refer to Seabridge Gold Inc. and our consolidated subsidiaries.

We are a Canadian gold resource company engaged in the acquisition and exploration of gold properties in North America.  Our business plan is to obtain gold prospects in the ground, but rather than going into production on our own we then seek the sale of the properties or participation in joint ventures toward production with major mining companies.

Our principal properties are the Kerr-Sulphurets-Mitchell Project located in Northern British Columbia, Canada (the “KSM Project”) and the Courageous Lake Project located in the Northwest Territories, Canada (the “Courageous Lake Project”).  We hold a 100% interest in each of these properties.  Two of our non-material properties are subject to option agreements under which the optionee may acquire a 100% interest in such project.  A summary of the estimated gold resources at our properties is set out under the heading “Description of the Issuer’s Business – General” beginning on page 6 of the 2015 Annual Information Form (the “AIF”), included as Exhibit 99.1 to the our Annual Report on Form 40-F for 2015, which is incorporated by reference herein.

We have completed a prefeasibility study in respect of each of the KSM Project and Courageous Lake Project and have declared reserves on each of these properties.  These reports are (1) the technical report titled “2012 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study” dated June 22, 2012 and amended November 11, 2014; and (2) the technical report titled “Courageous Lake Prefeasibility Study” dated September 5, 2012 and amended November 11, 2014.  Both technical reports have been filed on SEDAR (www.sedar.com) and with the SEC (www.sec.gov).

Proven and probable reserve estimates for the KSM Project are set out under the heading “Description of the Issuer’s Business – KSM Project – Proven and Probable Reserves” beginning on page 21 of the AIF.

Proven and probable reserve estimates for the Courageous Lake Project are set out under the heading “Description of the Issuer’s Business – Courageous Lake Project – Mine Planning – Mining Operations – Proven and Probable Reserves” on page 60 of the AIF.

We are seeking a sale or joint venture of the KSM Project and the Courageous Lake Project, or a sale of our company, while the current phase of finding and delineating higher grade core zones to improve the economics of these projects and additional de-risking of these projects is being advanced.  The recent exploration at the KSM Project has resulted in the discovery and delineation of the Deep Kerr deposit, a higher grade predominantly copper deposit lying below the Kerr deposit at the KSM Project, which now has grown to an inferred resource of approximately 1 billion tonnes.  The results of de-risking efforts at the KSM Project include the positive environmental assessment decisions (provincial and federal) and agreements with certain of the local aboriginal groups.  One of the goals of the search for high grade core zones at the KSM Project was to change its economic profile.  Before finding the Deep Kerr deposit, the KSM Project was a gold project with a robust copper credit that would appeal primarily to gold miners as prospective partners. Now, the KSM Project has a much stronger copper profile which opens up the potential for a joint venture with a large base metal producer.  Realizing value for our shareholders will depend on the potential financial return for a prospective purchaser or partner, successfully addressing regulatory and aboriginal concerns as well as market conditions at the time, especially gold and copper prices, and the exchange rate between Canadian dollars and U.S. dollars.  The timing of sales or joint venture agreements, if any, cannot be determined at this juncture.

Our continuing success is dependent on, among other things: (1) being able to raise capital as needed, (2) strength in the price of gold and copper, (3) successfully concluding negotiations under which others acquire interests in our properties, whether under option agreements, joint venture earn-in agreements, or by purchase, (4) exploration success on projects we are exploring on our own account, and/or (5) advancing our projects through further regulatory reviews and permitting.

The documents incorporated by reference herein, including the AIF, contain further details regarding our business.  See “Documents Incorporated by Reference.”

FORWARD LOOKING STATEMENTS

This prospectus and the exhibits attached or referenced hereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and forward-looking information within the meaning of Canadian securities laws concerning our projects, business approach and plans, including estimated production, capital, operating and cash flow estimates and other matters at our projects. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, “anticipates”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives” or variations thereof or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements and forward-looking information (collectively referred to in the following information simply as “forward-looking statements”).  In addition, statements concerning mineral reserve and mineral resource estimates constitute forward-looking statements to the extent that they involve estimates of the mineralization expected to be encountered if a mineral property is developed and the economics of developing a property and producing minerals.

Forward-looking statements are necessarily based on estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments.  In making the forward-looking statements in this prospectus and the exhibits attached hereto, or referenced herein, we have applied several material assumptions including, but not limited to, the assumption that: (i) market fundamentals will result in sustained demand and prices for gold and copper, and to a much lesser degree, silver and molybdenum; (ii) the potential for production at our mineral projects will continue operationally, legally and economically; (iii) any additional financing needed will be available on reasonable terms; and (iv) estimated resources at our projects have merit and there is continuity of mineralization as reflected in such estimates.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	our history of losses and negative cash flows from operations and expectation of future losses and negative cash flows from operations;

•
risks related to our ability to continue our exploration activities and future development activities, and to continue as a going concern, which are dependent in part on our ability to obtain suitable financing, enter into joint ventures or sell property interests;

•	uncertainty of whether the reserves estimated on our mineral properties will be brought into production;
•	uncertainty relating to the assumptions underlying our resource and reserve estimates;

•	uncertainty of estimates of capital costs, operating costs, production and economic returns;
•	risks related to commercially producing precious metals from our mineral properties;

•	risks related to fluctuations in the market price of gold, copper and other metals;
•	risks related to fluctuations in foreign exchange rates;

•
mining, exploration and development risks that could result in damage to mineral properties, plant and equipment, personal injury, environmental damage and delays in mining, which may be uninsurable or not of adequate amounts;

•	risks related to obtaining all necessary permits and governmental approvals for exploration, development and mining activities, including in respect of environmental regulation;

•	uncertainty related to title to our mineral properties and rights of access over or through lands subject to third party mineral tenures;
•
risks related to unsettled First Nations rights and title, including risks arising as a result of the Supreme Court of Canada decision in Tsilhqot'in Nation v. British Columbia of June 26, 2014, and settled Treaty Nations' rights;

•	risks related to increases in demand for exploration, development and construction services equipment, and related cost increases;
•	increased competition in the mining industry;

•	our need to attract and retain qualified management and personnel;
•	risks related to conflicts of interest due to some of our directors' and officers' involvement with other natural resource companies; and

•	our classification as a "passive foreign investment company" under the United States tax code.

This list is not exhaustive of the factors that may affect any of our forward-looking statements.  Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in our AIF attached to our Form 40-F dated March 25, 2016, as Exhibit 99.1 under the heading “Risk Factors” and elsewhere in the AIF, and in the documents incorporated by reference in this prospectus and the AIF.

These forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made. We do not assume any obligation to update forward-looking statements, except as required by applicable securities laws, if circumstances or management’s beliefs, expectations or opinions should change. For the reasons set forth above, persons should not place undue reliance on forward-looking statements.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

We are permitted under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus and the documents incorporated by reference in this prospectus in accordance with the requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws. National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all reserve and resource estimates contained or incorporated by reference in this prospectus have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System. These standards differ significantly from the requirements of the SEC, and reserve and resource information contained herein and in the documents incorporated by reference herein may not be comparable to similar information disclosed by U.S. companies.

Without limiting the foregoing, this prospectus, including the documents incorporated by reference in this prospectus, uses the terms “measured”, “indicated” and “inferred” resources. U.S. investors are cautioned that, while such terms are recognized and required by Canadian securities laws, the SEC does not recognize them. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves.

U.S. investors should also understand that “inferred resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of the “inferred resources” exist, are economically or legally mineable or will ever be upgraded to a higher category. Therefore, U.S. investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically. Disclosure of “contained ounces” in a mineral resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report “resources” as in place tonnage and grade without reference to unit measures. The definitions of proven and probable reserves used in NI 43-101 also differ from the definitions in SEC Industry Guide 7. As a result, the reserves reported by us in accordance with NI 43-101 may not qualify as “reserves” under SEC standards.

Accordingly, information concerning descriptions of reserves and resources contained in this prospectus, or in the documents incorporated by reference in this prospectus, may not be comparable to information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC.

RISK FACTORS

An investment in our common shares involve significant risks. We urge you to carefully consider the risks incorporated by reference in this prospectus before making an investment decision, including those risks set forth under the heading “Risk Factors” and elsewhere in the AIF, and in the documents incorporated by reference in this prospectus and the AIF as well as in our other filings with the SEC, all of which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition and results of operations could be seriously harmed. In that event, the trading price of our shares could decline and you may lose all or part of your investment.

Risks Relating to Investment in Our Common Shares

The trading price for our securities is volatile.

The market prices for the securities of mining companies, including our company, have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. In addition, because of the nature of our business, certain factors such as our announcements and the public’s reaction, operating performance and the performance of competitors and other similar companies, fluctuations in the market prices of our resources, government regulations, changes in earnings estimates or recommendations by research analysts who track our securities or securities of other companies in the resource sector, general market conditions, announcements relating to litigation, the arrival or departure of key personnel and the factors listed under the heading “Forward-Looking Statements” can have an adverse impact on the market price of our common shares. For example, since January 1, 2016, the closing price of our common shares on the TSX has ranged from a low of CDN$8.40 to a high of CDN$19.69 and on the NYSE has ranged from a low of US$5.78 to a high of US$15.26.

Any negative change in the public’s perception of our prospects could cause the price of our securities, including the price of our common shares, to decrease dramatically. Furthermore, any negative change in the public’s perception of the prospects of mining companies in general could depress the price of our securities, including the price of our common shares, regardless of our results. Following declines in the market price of a company’s securities, securities class-action litigation is often instituted. Litigation of this type, if instituted, could result in substantial costs and a diversion of our management’s attention and resources.

Sales of a significant number of common shares in the public markets, or theperception of such sales, could depress the market price of our common shares.

Sales of a substantial number of common shares or other equity-related securities in the public markets by us or by our significant shareholders could depress the market price of the common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or other equity-related securities would have on the market price of our common share. The price of our common shares could be affected by possible sales of the common shares by hedging or arbitrage trading activity.

We have discretion concerning the use of cash resources, including the net proceeds derived from the  exercise of options, as well as the timing of expenditures.

We have discretion concerning the application of cash resources and the timing of expenditures and shareholders may not agree with the manner in which we elect to allocate and spend cash resources. The results and the effectiveness of the application of cash resources are uncertain. A failure to apply cash resources effectively could have a material adverse effect on our business. Our management will have discretion with respect to the use of the net proceeds from the potential exercise of options and investors will be relying on the judgment of our management regarding the application of these proceeds. Our management could spend most of the net proceeds in ways that our security holders may not desire or that do not yield a favourable return. Prospective investors will not have the opportunity, as part of their investment in our common shares, to influence the manner in which any net proceeds are used. At the date of this prospectus, we intend to use any net proceeds as indicated in the discussion under “Use of Proceeds”. However, our needs may change as our business evolves and we may have to allocate the net proceeds differently than as indicated in the discussion under “Use of Proceeds”.

We believe that we may be classified as a “passive foreign investment company” for the current taxable year, which would likely result in materially adverse U.S. federal income tax consequences for U.S. investors.

We believe that we were classified as a passive foreign investment company (“PFIC”) for the taxable year ending December 31, 2015 and expect that we may be classified as a PFIC for the current taxable year and in future taxable years. If we are classified as a PFIC for any taxable year during which a U.S. shareholder holds the common shares, it would likely result in adverse U.S. federal income tax consequences for such U.S. holder. The adverse consequences of the PFIC regime may be mitigated if a U.S. holder is able to make a “qualified electing fund” (“QEF”) election or a “mark-to-market” election. We have made available and expect to continue to make available the information necessary for a U.S. holder to make and maintain a QEF election.

We have a history of net losses and negative cash flows from operations and expects losses and negative cash flows from operations to continue for the foreseeable future.

We have a history of net losses and negative cash flows from operations and, although we achieved a net profit of $10,290,000 for the fiscal year ended December 31, 2008 and a net profit of $3,540,000 in 2010 primarily as a result of a sale of assets, we expect to incur net losses and negative cash flows from operations for the foreseeable future. As of December 31, 2015, our historical net deficit totaled approximately $89.0 million. None of our properties have advanced to the commercial production stage and we have no history of earnings or positive cash flow from operations.

We expect to continue to incur net losses unless and until such time as one or more of our projects enters into commercial production and generates sufficient revenues to fund continuing operations or until such time as we are able to offset its expenses against the sale of one or more of our projects, if applicable. The development of our projects to achieve production will require the commitment of substantial financial resources. The amount and timing of expenditures will depend on a number of factors, including the progress of ongoing exploration and development, the results of consultant analysis and recommendations, the rate at which operating losses are incurred and the execution of any sale or joint venture agreements with strategic partners, some of which are beyond our control. There is no assurance that we will be profitable in the future.

We apply from time-to-time for refunds under British Columbia Mining Exploration Tax Credit (“BCMETC”) and its claims are subject to audit and may not be successful in full.

We seek refunds of qualifying exploration expenditures under BCMETC. These claims are subject to audit by the Canada Revenue Agency (the “CRA”), the outcome of which is uncertain. There is a risk that if a claim is reduced on audit, we may be required to return money refunded to it by the CRA.

USE OF PROCEEDS

The common shares which may be sold under this prospectus will be sold for the respective accounts of each of the selling shareholders. Accordingly, we will not realize any proceeds from the sale of the common shares, except that we will derive proceeds if the options to purchase common shares currently outstanding and options that may be issued in the future under the Amended And Restated 2008 Stock Option Plan are exercised. If exercised, such proceeds will be available to us for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the options will be exercised. We will not receive any proceeds from the issuance and vesting of common shares under the Restricted Share Unit Plan. All expenses of the registration of the shares will be paid for by us. See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

The following table sets forth (i) the name and relationship to us and our affiliates (within the past three years) of each selling shareholder listed below; (ii) the number of common shares each selling shareholder owned of record before the offering; (iii) the number of common shares being offered for sale by such holder pursuant to this prospectus (which represents the maximum number of shares that could be sold under this prospectus by such holder assuming the vesting of all awards and exercise of all options); and (iv) the number of common shares to be owned by each selling shareholder and the percentage of the class to be owned by such holder assuming such holder disposes of all of the shares being offered pursuant to this prospectus. The information under this heading relates to resales of shares covered by this prospectus by persons who are our “affiliates”, as that term is defined under federal securities laws.

The tabular information below assumes that all the common shares being offered pursuant to the registration statement of which this prospectus is a part are sold to third parties. However, because the selling shareholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling shareholder may retain after completion of the offering cannot be determined at this time. Information concerning the selling shareholders may change from time to time and, to the extent required, will be set forth in supplements or amendments to this prospectus. We believe that each selling shareholder has sole voting and investment power over his common shares, unless otherwise noted below.

The common shares covered by this prospectus may be sold by the selling shareholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares or by other successors in interest. We are registering the common shares for resale by the selling shareholders set forth below.

Name	Number of Common Shares Owned Before Offering(1)		Number of Common Shares That May Be Offered(1)	Number of Common Shares Owned After Offering(1)	Percentage Total Voting Power After Offering

A Frederick Banfield (Director)	375,000	(2)	125,000	400,000	*
Douglass “Scott” Barr (Director)	105,000	(3)	125,000	130,000	*
Rudi P. Fronk (Chairman of the Board and Chief Executive Officer)	1,410,000	(4)	600,000	1,510,000	2.8%
Eliseo Gonzalez-Urien (Director)	169,765	(5)	125,000	194,765	*
Richard Kraus (Director)	52,000	(6)	75,000	77,000	*
Jay Layman (President and Chief Operating Officer, Director)	480,393	(7)	700,000	705,393	1.3%
John Sabine (Director)	57,000	(8)	75,000	82,000	*
William E. Threlkeld (Senior Vice President, Exploration)	424,166	(9)	235,000	505,000	*
Peter Williams (Senior Vice President, Technical Services)	122,500	(10)	126,750	149,250	*
Christopher J. Reynolds (Vice President, Finance, Chief Financial Officer and Director)	218,333	(11)	237,500	307,500	*
R. Brent Murphy(Vice President, Environmental Affairs)	137,047	(12)	166,250	196,630	*
C. Bruce Scott (Vice President, Corporate Affairs and Corporate Secretary)	183,400	(13)	187,500	205,900	*
_______________
*      Less than 1%

(1)      The share numbers under “Number of Common Shares Owned Before Offering” represent the number of common shares beneficially owned by each selling shareholder, including common shares held directly and those which the selling shareholder has the right to acquire within 60 days under the Plans.  The common share numbers under “Number of Common Shares That May Be Offered” include options and awards granted under the Plans, irrespective of whether they are exercisable within 60 days of the date of this prospectus.  The share numbers under “Number of Common Shares Owned After Offering” represent the number of shares beneficially owned by each selling shareholder assuming that all options granted under the Plans have been exercised.

(2)      Includes 100,000 shares issuable upon exercise of options and grant of awards which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(3)      Includes 100,000 shares issuable upon exercise of options or grant of awards which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(4)      Includes 500,000 shares issuable upon exercise of options or grant of awards which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(5)      Includes 100,000 shares issuable upon exercise of options or grant of awards which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(6)      Includes 50,000 shares issuable upon exercise of options or grant of awards which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(7)      Includes 475,000 shares issuable upon exercise of options or grant of awards which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(8)      Includes 50,000 shares issuable upon exercise of options or grant which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(9)      Includes 154,167 shares issuable upon exercise of options or grant of awards which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(10)    Includes 100,000 shares issuable upon exercise of options or grant of awards which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(11)    Includes 148,333 shares issuable upon exercise of options or grant of awards which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(12)    Includes 106,667 shares issuable upon exercise of options or grant which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(13)    Includes 165,000 shares issuable upon exercise of options or grant of awards which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

PLAN OF DISTRIBUTION

The common shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes pledgees, donees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling shareholders as a pledge, gift or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling shareholders may also make sales in negotiated transactions, including pursuant to one or more of the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•	through brokers pursuant to pre-arranged sales plans intended to qualify under Rule l0b5-1 of the Exchange Act;

•	in privately negotiated transactions;

•	in any combination of one or more of these methods; and

•	in any other lawful method.

In connection with distributions of the common shares or otherwise, the selling shareholders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short and redeliver the shares to close out such short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition, the selling shareholders may sell all or a portion of common shares covered by this prospectus, either as agents for others or as principals for their own that qualify for sale pursuant to Rule 144 or 145 under the Securities Act rather than pursuant to this prospectus.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions.

Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the common shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders, in amounts to be negotiated immediately prior to the sale.  To the extent required, the names of any underwriters, broker-dealers or agent and applicable commissions, concessions, allowances and discounts and any other required information with respect to any particular offer of the common shares by a selling shareholder will be set forth in a prospectus supplement.

In offering the common shares covered by this prospectus, the selling shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, the common shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their respective affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

All costs, expenses and fees in connection with the registration of the common shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.

We have agreed to indemnify certain of the selling shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those shareholders may be required to make in respect thereof.

There can be no assurance that the selling shareholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the common shares offered by this prospectus has been passed upon for us by CBCS Law Corporation of Vancouver, Canada.  Mr. C. Bruce Scott, president of CBCS Law Corporation, is the beneficial owner of 183,400 of our common shares.

EXPERTS

The consolidated financial statements of Seabridge Gold Inc. as at December 31, 2015 and 2014, and for the years ended December 31, 2015 and 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

Certain scientific and technical information incorporated by reference herein has been reviewed and verified by Tetra Tech WEI, Inc., Dr. John Huang, Sabry Abdel Hafez and Hassan Ghaffari, Moose Mountain Technical Services and James H. Gray, W.N. Brazier Associates Inc. and Neil Brazier, ERM Consultants Canada Ltd. and Pierre Pelletier, Klohn Crippen Berger Ltd. and J. Graham Parkinson, Allnorth Consultants Ltd. and Darby Kreitz, Resource Modeling Inc. and Michael J. Lechner, McElhanney Consulting Services Ltd. and R. W. Parolin, BGC Engineering Inc. and Warren Newcomen, Tetra Tech EBA Inc., Kevin Jones and Nigel Goldup, Golder Associates Ltd., Ross Hammett  and Albert Victor Chance, Stantec Consulting Ltd. and Tony Wachmann; SRK Consulting (Canada) Inc. and Stephen Day; and Mr. William E. Threlkeld, (Senior VP, Exploration) who is the beneficial owner of 424,166 of our common shares.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus.  You may obtain these filings over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy these filings at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090. Our internet address is http://www.seabridgegold.net/.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our common shares are listed for quotation on the Toronto Stock Exchange under the symbol “SEA” and the NYSE under the symbol “SA.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-8 that we filed with the SEC under the Securities Act.  As permitted by SEC regulations, this prospectus does not include all of the information contained in the registration statement. The SEC regulations allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus. Information incorporated by reference from earlier documents is superseded by information set forth herein and information that has been incorporated by reference from more recent documents.

The following documents filed by us with the SEC are incorporated in this prospectus by reference:

(a)           Our Annual Report on Form 40-F for the year ended December 31, 2015 filed on March 25, 2016, including all its exhibits.

(b)           The Reports on Form 6-K furnished with the SEC on March 29, 2016, April 11, 2016, April 15, 2016, April 20, 2016, April 22, 2016, April 25, 2016 and April 29, 2016.

(c)           The description of our common shares contained in our registration statement on Form 8-A, filed under Section 12(b) of the Exchange Act, on March 31, 2004, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a further post-effective amendment to the registration statement to which this prospectus pertains which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of the registration statement to which this prospectus pertains from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Copies of any documents that are incorporated by reference herein, other than exhibits to such documents, may be obtained upon request without charge by written or oral request from our Corporate Secretary, Seabridge Gold Inc., 106 Front Street East, Suite 400, Toronto, Ontario Canada M5A 1E 1, (416)367-9292.

You may also obtain information about us by visiting our website at http://www.seabridgegold.net.  Information contained on our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated May 12, 2016.  You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

Seabridge Gold Inc.

2,778,000 Common Shares

PROSPECTUS

May 12, 2016

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents which have been filed by the Company with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) are incorporated by reference herein and shall be deemed to be a part hereof.

(a)           Our Annual Report on Form 40-F for the year ended December 31, 2015 filed on March 25, 2016, including all its exhibits.

(b)           The Reports on Form 6-K furnished with the SEC on March 29, 2016 , April 11, 2016, April 15, 2016, April 20, 2016, April 22, 2016, April 25, 2016 and April 29, 2016.

(c)           The description of our common shares contained in our registration statement on Form 8-A, filed under Section 12(b) of the Exchange Act, on March 31, 2004, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this registration statement from the date of filing of such documents.  Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that it conflicts with a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference, and such statement shall not be deemed, except so modified or superseded, to constitute a part of this registration statement.

Copies of any documents that are incorporated by reference herein, other than exhibits to such documents, may be obtained upon request without charge by written or oral request from our Corporate Secretary, Seabridge Gold Inc., 106 Front Street East, Suite 400, Toronto, Ontario Canada M5A 1E1, (416) 367-9292.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Mr. William E. Threlkeld, (Senior VP, Exploration) is the beneficial owner of 424,166 of our common shares. Mr. C. Bruce Scott, president of CBCS Law Corporation, is the beneficial owner of 183,400 of our common shares.

Item 6.	Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the "CBCA"), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•
acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require we indemnify each director or officer, former director or officer, or person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of us or such body corporate, if (a) he acted honestly and in good faith with a view to our best interests; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Company has entered into indemnity agreements with its directors and certain officers which provide, among other things, that the Company will indemnify the indemnified party to the fullest extent permitted by law from and against all losses which the indemnified party may reasonably suffer, sustain, incur or be required to pay as a result of, or in connection with any claim in which the indemnified party is involved as a result of serving or having served as a director or officer, provided certain criteria are satisfied.

Reference is made to Item 9 for the undertakings of the Company with respect to indemnification of liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed - Not applicable.

Item 8.	Exhibits

4.1
Certificate of Incorporation, Certificates of Name Change, Articles of Incorporation, Articles of Amalgamation and By-Laws (filed as Exhibit 1 to the Company’s Registration Statement on Form 20-F, dated February 18, 2004, (File No. 000-50657) and incorporated herein by reference thereto).

4.2	Amended And Restated 2008 Stock Option Plan

4.3	Restricted Share Unit Plan

5.1	Opinion of CBCS Law Corporation

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of CBCS Law Corporation (included in Exhibit 5.1)

23.3	Consent of Tetra Tech WEI, Inc., Dr. John Huang, Sabry Abdel Hafez and Hassan Ghaffari

23.4	Consent of Moose Mountain Technical Services and James H. Gray

23.5	Consent of W.N. Brazier Associates Inc. and Neil Brazier

23.6	Consent of ERM Consultants Canada Ltd. and Pierre Pelletier

23.7	Consent of Klohn Crippen Berger Ltd. and J. Graham Parkinson

23.8	Consent of Allnorth Consultants Ltd. and Darby Kreitz

23.9	Consent of Resource Modeling Inc. and Michael J. Lechner

23.10	Consent of McElhanney Consulting Services Ltd. and R. W. Parolin

23.11	Consent of BGC Engineering Inc. and Warren Newcomen

23.12	Consent of Tetra Tech EBA Inc., Kevin Jones and Nigel Goldup

23.13	Consent of Golder Associates Ltd., Ross Hammett and Albert Victor Chance

23.14	Consent of Stantec Consulting Ltd. and Tony Wachmann

23.15	Consent of SRK Consulting (Canada) Inc. and Stephen Day

23.16	Consent of William E. Threlkeld

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement)

Item 9.	Undertakings

(A) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum approximate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)           The registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(A) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada on the 12th day of May 2016.

SEABRIDGE GOLD INC.

By:	/s/ Christopher J. Reynolds
Christopher J. Reynolds
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Christopher J.  Reynolds and C. Bruce Scott as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each action alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Rudi P. Fronk	Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2016
Rudi P. Fronk

/s/ Christopher J. Reynolds	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	May 12, 2016
Christopher J. Reynolds

/s/ A Frederick Banfield	Director	May 12, 2016
A Frederick Banfield

/s/ Douglass “Scott” Barr	Director	May 12, 2016
Douglass “Scott” Barr

/s/ Eliseo Gonzalez-Urien	Director	May 12, 2016
Eliseo Gonzalez-Urien

/s/ Richard Kraus	Director	May 12, 2016
Richard Kraus

/s/ Jay Layman	Director	May 12, 2016
Jay Layman

/s/ John Sabine	Director	May 12, 2016
John Sabine

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement on Form S-8 solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Denver, in the State of Colorado, on this 12th day of May, 2016.

Seabridge Gold Corporation (Authorized Representative)

By:	/s/ Rudi P. Fronk
Name: Rudi P. Fronk Title: President and Chief Executive Officer

INDEX OF EXHIBITS

4.1
Certificate of Incorporation, Certificates of Name Change, Articles of Incorporation, Articles of Amalgamation and By-Laws (filed as Exhibit 1 to the Company’s Registration Statement on Form 20-F, dated February 18, 2004, (File No. 000-50657) and incorporated herein by reference thereto).

4.2	Amended And Restated 2008 Stock Option Plan

4.3	Restricted Share Unit Plan

5.1	Opinion of CBCS Law Corporation

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of CBCS Law Corporation (included in Exhibit 5.1)

23.3	Consent of Tetra Tech WEI, Inc., Dr. John Huang, Sabry Abdel Hafez and Hassan Ghaffari

23.4	Consent of Moose Mountain Technical Services and James H. Gray

23.5	Consent of W.N. Brazier Associates Inc. and Neil Brazier

23.6	Consent of ERM Consultants Canada Ltd. and Pierre Pelletier

23.7	Consent of Klohn Crippen Berger Ltd. and J. Graham Parkinson

23.8	Consent of Allnorth Consultants Ltd. and Darby Kreitz

23.9	Consent of Resource Modeling Inc. and Michael J. Lechner

23.10	Consent of McElhanney Consulting Services Ltd. and R. W. Parolin

23.11	Consent of BGC Engineering Inc. and Warren Newcomen

23.12	Consent of Tetra Tech EBA Inc., Kevin Jones and Nigel Goldup

23.13	Consent of Golder Associates Ltd., Ross Hammett and Albert Victor Chance

23.14	Consent of Stantec Consulting Ltd. and Tony Wachmann

23.15	Consent of SRK Consulting (Canada) Inc. and Stephen Day

23.16	Consent of William E.Threlkeld

24.1	Power of Attorney (incorporated by reference to the signature page hereto).